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                                                                     EXHIBIT 5.1

                  [Letterhead of Bodman, Longley & Dahling LLP]

                                April 9, 1998

Meadowbrook Insurance Group, Inc.
26600 Telegraph Road, Suite 300
Southfield, Michigan 48034

Dear Sirs:

     You have requested our opinion in connection with a Registration Statement on Form S-8 to be filed by Meadowbrook Insurance Group, Inc. (the "Company") with the Securities and Exchange Commission for registration pursuant to the Securities Act of 1933, as amended, of (a) 1,919,067 shares of Company Common Stock, par value $.01, to be issued in connection with the Meadowbrook Insurance Group, Inc. 1995 Stock Option Plan (the "Plan"), and
(b) 8,433 shares of Company Common Stock, par value $.01, offered by Warren D. Gardner.

     As counsel for the Company we are familiar with the Plan, and with the corporate proceedings relating thereto. Based thereon, it is our opinion that the shares of Company Common Stock, par value $.01 registered for purchase under the Plan, upon the issuance and delivery of such shares in accordance with and pursuant to the terms of the Plan, will be legally issued, fully paid and non-assessable, provided, in the case of original issue shares, the Company receives as consideration an amount at least equal to the par value thereof. We are further of the opinion that the 8,433 shares of Company Common Stock, par value $.01, offered by Warren D. Gardner will, upon sale thereof in the manner contemplated by the Registration Statement, be legally issued, fully paid and nonassessable.

     We hereby consent to the reference to our firm under the caption "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            BODMAN, LONGLEY & DAHLING LLP

                                           /s/ Barbara Bowman Bluford

                                           By: Barbara Bowman Bluford, a partner